UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

OZOP SURGICAL CORP.
(Name of Registrant As Specified In Its Charter)

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Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

OZOP SURGICAL CORP.

319 Clematis Street, Suite 714

West Palm Beach, FL 33401

(866) 286-1055

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: ____________, 2019

TO THE STOCKHOLDERS OF OZOP SURGICAL CORP.:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDER OF A MAJORITY OF THE OUTSTANDING VOTING STOCK OF OZOP SURGICAL CORP.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share, of OZOP SURGICAL CORP., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following action described below taken by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company and by unanimous written consent of the Board of Directors of the Company:

● File a Certificate of Amendment to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares from 2,500,000,000 to 5,000,000,000 and increase its authorized common stock from 2,490,000,000 to 4,990,000,000 (the “Amendment”).

The purpose of this Information Statement is to notify our stockholders that on November 26, 2019, a stockholder holding a majority of the voting power of our issued and outstanding capital stock executed a written consent approving the Amendment to the Articles. The Amendment was approved unanimously by the Board of Directors of the Company on November 26, 2019, pursuant to a written consent. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

Stockholders of record at the close of business on November 29, 2019, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holder of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice to our stockholders. We anticipate that the Amendment will become effective on or about ________, 2019, at such time as a Certificate of Amendment together with Amended and Restated Articles of Incorporation to our Articles is filed with the Secretary of State of Nevada, which filing shall not be made until at least 20 calendar days after the mailing of this Information Statement. We plan to mail this Information Statement on or about _____, 2019 to all of our stockholders of record as of the close of business on November 29, 2019.

The written consent that we received constitutes the only stockholder approval required for the Amendment under Nevada law and the Company’s Articles and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Amendment to the Articles and we have not and will not be soliciting your approval of the Amendment.

This notice and the accompanying Information Statement are to be mailed to our holders of common stock of record as of November 29, 2019 on or about ______, 2019. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with the Nevada Revised Statutes and our Bylaws, as amended.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,
OZOP SURGICAL CORP.

/s/ Michael Chermak
Michael Chermak
Chief Executive Officer
___________, 2019

OZOP SURGICAL CORP.

319 Clematis Street, Suite 714

West Palm Beach, FL 33401

(866) 286-1055

_____, 2019

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about _____________, 2019 to the stockholders of record, as of November 29, 2019 (the “Record Date”), of Ozop Surgical Corp., a Nevada corporation (hereinafter referred to as “we,” “us,” “our” or the “Company”).

This Information Statement is being circulated to notify stockholders of an action already approved and taken without a meeting by written consent of the stockholder who holds a majority of the voting power of our voting stock pursuant to Rule 14c-2 of the Exchange Act of 1934, as amended, and pursuant to the Nevada Revised Statutes (the “NRS”) and our Bylaws, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

On November 26, 2019, a stockholder holding a majority of the voting power of our issued and outstanding capital stock executed a written consent approving filing a Certificate of Amendment together with Amended and Restated Articles of Incorporation to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares from 2,500,000,000 to 5,000,000,000 and increase its authorized common stock, $.001 par value per share (the “Common Stock”), from 2,490,000,000 to 4,990,000,000 (the “Amendment” also referred to herein as the “Increase in Authorized Shares of Common Stock”).

The Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders.

Currently, the Company has authorized 2,490,000,000 shares of Common Stock. As of November 29, 2019, there were ____ stockholders of record of our Common Stock and ___________ shares of our Common Stock were issued and outstanding.

Each share of our Common Stock has one vote per share. As of November 26, 2019, Michael Chermak, our Chief Executive Officer and a member of our Board of Directors, owned 5,359,223 shares of our Common Stock and 50,000 shares of our Series C Preferred Stock (with each share of preferred stock being entitled to 10,000 votes), which together, on November 26, 2019 represented approximately 83.1% of the voting power of our issued and outstanding capital stock. Mr. Chermak and our Board of Directors approved the Increase in Authorized Shares of Common Stock by written consent on November 26, 2019. Since the holder of a majority of the voting power of the Company’s issued and outstanding shares of capital stock has voted in favor of the Increase in Authorized Shares of Common Stock, and since the Company’s Board of Directors have approved the Increase in Authorized Shares of Common Stock by written consent, all corporate actions necessary to authorize the Increase in Authorized Shares of Common Stock have been taken. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of the Increase in Authorized Shares of Common Stock. Therefore, this Information Statement is being sent to you for informational purposes only.

The Increase in Authorized Shares of Common Stock will be effective on or about _____ 2019 (the “Effective Date”), which date shall be no sooner than 20 days after we mail this Information Statement to our stockholders. Our Board of Directors retains the authority to abandon the Increase in Authorized Shares of Common Stock for any reason at any time prior to the Effective Date. Because the Increase in Authorized Shares of Common Stock has already been approved by the holder of the majority voting power of the Company’s issued and outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Increase in Authorized Shares of Common Stock has been approved. You will receive no further notice of the approval nor of the Effective Date of the Increase in Authorized Shares of Common Stock other than pursuant to reports which we will be required to file with the Securities and Exchange Commission in the future.

Our common stock is traded over the counter on the OTCQB under the symbol OZSC. On November 26, 2019, the closing price for our common stock as reported on the OTCQB was $0.003 per share.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPRAISAL AND DISSENTERS’ RIGHTS

Stockholders do not have appraisal rights under the NRS or under the Company’s Articles or By-laws, each as amended, in connection with the Amendment. Pursuant to the NRS, the Amendment described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 2,490,000,000 shares of Common Stock with a par value of $0.001 per share and (ii) 10,000,000 shares of preferred stock with a par value of $0.001 per share, 50,000 of which are Series C Preferred Stock and the remainder of which shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time.

As of the Record Date, there were: (i) ______ shares of Common Stock issued and outstanding, held by ____ holders of record and (ii) 50,000 shares of Series C Preferred Stock issued and outstanding, held by Michael Chermak.

Each share of Common Stock is entitled to one vote per share, and each share of Series C Preferred Stock is entitled to ten thousand (10,000) votes per share. Michael Chermak, our Chief Executive Officer and the sole member of our Board of Directors, owns 5,359,223 shares of our Common Stock and 50,000 shares of our Series C Preferred Stock, which together, represented on November 26, 2019, approximately 83.1% of the voting power of our issued and outstanding capital stock. Mr. Chermak and our Board of Directors approved the Increase in Authorized Shares of Common Stock by actions by written consent on November 26, 2019.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The holder of the majority voting power of our issued and outstanding capital stock and our Board of Directors have approved filing a Certificate of Amendment together with Amended and Restated Articles of Incorporation to amend (the “Amendment”) the Amended and Restated Articles of Incorporation of the Company (the “Articles”) to effect an increase in the number of authorized shares of the Company from 2,500,000,000 to 5,000,000,000 and increase its authorized Common Stock, $.001 par value per share, from 2,490,000,000 to 4,990,000,000 (the “Increase in Authorized Shares of Common Stock”).

Purpose of Increase in Authorized Shares of Common Stock

The purpose of the Increase in Authorized Shares of Common Stock is to increase the number of Common Stock shares available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our stockholders. Our Board of Directors believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from our adoption of the proposed Amendment.

Potential Effects of Increase in Authorized Shares of Common Stock

Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock will, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding.

The proposed Amendment will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Possible Anti-Takeover Effects of Increase in Authorized Shares of Common Stock

We are not increasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.

However, we could use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

For example, shares of the authorized but unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of Common Stock shares then outstanding. Similarly, the issuance of additional Common Stock shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their Common Stock Shares at a premium. We do not have any anti-takeover provisions present in our governing documents.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company. In addition, there are no plans or proposals to adopt any anti-takeover provisions or to enter into any other arrangements that may have material anti-takeover consequences.

The increase in our Common Stock shares is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Effective Date of Increase in Authorized Shares of Common Stock

The Increase in Authorized Shares of Common Stock will be effective on or about ______, 2019 (the “Effective Date”), at such time as the Amendment is filed with the Secretary of State of Nevada, which date, pursuant to Rule 14c-2 promulgated under the Exchange Act, shall be no sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders, which is expected to take place on _______, 2019. Our Board of Directors retains the authority to abandon the Increase in Authorized Shares of Common Stock for any reason at any time prior to the Effective Date.

The form of the proposed Amendment necessary to effect the Increase in Authorized Shares of Common Stock together with the proposed Amended and Restated Articles including the Amendment are attached hereto as Appendix A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock and Series C preferred Stock as of November 26, 2019, by:

●	Each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock and/or Series C Preferred Stock,

●	Each director and each of our named executive officers, and

●	All executive officers and directors as a group.

As of November 26, 2019, there were 109,631,003 shares of our Common Stock issued and outstanding.

As of November 26, 2019, there were 50,000 shares of our Series C Preferred Stock issued and outstanding.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is c/o OZOP SURGICAL CORP. 319 Clematis Street, Suite 714, West Palm Beach FL 33401. For the beneficial ownership of the stockholders owning 5% or more of the shares, the Company relied on publicly available filings and representations of the stockholders.

Title Of Class	Name	Number of Shares Beneficially Owned	Percent of Class (1)
	Officers & Directors:
Common Stock	Michael Chermak, Chief Executive Officer and Director	5,359,223	4.89%
Common Stock	Barry Hollander(2), Chief Financial Officer	1,000,000	0.91%
Common Stock	All directors and executive officers as a group (2 persons)	6,359,223	5.80%

	5% Stockholders:
Common Stock	Eric Siu(3)	10,854,987	9.90%

Series C Preferred Stock	Michael Cermak, Chief Executive Officer and Director	50,000	100%
Series C Preferred Stock	All directors and executive officers as a group (1)	50,000	100%

(1) Percentages for the common stock are based on 109,631,003 shares of the Company’s Common Stock issued and outstanding as of November 26, 2019. Percentages for the Series C Preferred Stock are based on 50,000 shares of Series C Preferred Stock issued and outstanding as of November 26, 2019.

(2) Mr. Hollander’s shares are held in the name of Venture Equity, LLC, which is owned and controlled by Mr. Hollander.

(3) Mr. Eric Siu was formerly a member of the Company’s Board of Directors, until his resignation from same on March 5, 2019, and his address is Room 4b Kingswell Comm Tower, 171-173 Lockhart Road, Wan Chai, Hong Kong.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s Common Stock began trading on May 8, 2017, on the over-the-counter market, and is now quoted on the OTCQB tier of the OTC Markets Group Inc. under the symbol “OZSC.” The closing price of our common stock on the OTCQB on November 26, 2019 was $0.003.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information.

The following table sets forth, for the periods indicated the high and low bid quotations for our Common Stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Period		High		Low
Fiscal Year 2019
First Quarter (January 1, 2019 to March 31, 2019)		$1.80		$0.25
Second Quarter (April 1, 2019 to June 30, 2019)		$0.65		$0.21
Third Quarter (July 1, 2019 to September 30, 2019)		$.049		$.009

Fiscal Year 2018
First Quarter (January 1, 2018 – March 31, 2018)		$1.20		$1.20
Second Quarter (April 1, 2018 – June 30, 2018)		$1.75		$1.20
Third Quarter (July 1, 2018 – September 30, 2018)		$1.75		$1.75
Fourth Quarter (October 1, 2018 – December 31,2018)		$1.85		$1.10

Fiscal Year 2017
First Quarter (January 1, 2017 – March 31, 2017)	$	N/A	$	N/A
Second Quarter (April 1, 2017 – June 30, 2017)		$1.20		$0.70
Third Quarter (July 1, 2017 - September 30, 2017)		$1.20		$1.20
Fourth Quarter (October 1, 2017 – December 31, 2017)		$1.20		$1.20

Holders of common stock

As of November 29, 2019, there were approximately ___ record holders of our Common Stock.

Dividends

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized for issuance under equity compensation plans

We have no securities authorized for issuance under equity compensation plans.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Increase in Authorized Shares of Common Stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing OZOP SURGICAL CORP. at 319 Clematis Street, Suite 714, West Palm Beach FL or calling the Company at (866) 286-1055

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we will send only one Information Statement and other corporate mailings to stockholders who share a single address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 319 Clematis Street, Suite 714, West Palm Beach FL or calling the Company at (866) 286-1055.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call us at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THIS ACTION. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

OZOP SURGICAL CORP.

/s/ Michael Chermak
Michael Chermak
______, 2019	Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

OZOP SURGICAL CORP.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Ozop Surgical Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article III of the Amended and Restated Articles of Incorporation shall be amended to increase the number of authorized shares from 2,500,000,000 to 5,000,0000 and increase its authorized common stock, $0.001 par value per share (the “Common Stock”) from 2,490,000,000 shares of Common Stock to 4,990,000,000 shares of Common Stock and to leave the 10,000,000 shares of its preferred stock unchanged and the remainder of Article III shall remain unchanged.

Please see attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 83.1%

4. Effective date of filing (optional): ________________

5. Signature (required):	/s/ Michael Chermak
Chief Executive Officer

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

OZOP SURGICAL CORP

a Nevada Corporation

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA

REVISED STATUTES

Article I

The name of the corporation is Ozop Surgical Corp.

Article II

The name of its registered agent is Eastbiz.com, Inc., with an address of 5348 Vegas Drive Las Vegas, NV 89108

Article III

The total number of shares of Common Stock which this corporation shall have authority to issue is 5,000,000,000 consisting of (i) 4,990,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(a) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (“N.R.S.”) (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates on which dividends, if any, shall be payable;

(v)  The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series;

(x) The voting rights, if any, of the holders of shares of the series.

(xi) The restrictions and conditions, if any, upon the issuance or reissuance of any Additional preferred stock ranking or a part with or prior to such shares as to dividends or upon distribution; and

(xii) Any other preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the general corporation law of the State of Nevada, and applicable law.

 The prior designation of Series C Preferred Stock filed with the Nevada Secretary of State on September 18, 2019, is hereby ratified and shall continue to be designation of the corporation’s Series C Preferred Stock after the filing of these amended and restated articles of incorporation of the corporation.

Article IV

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

Article V

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Article VI

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

Article VII

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e) Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article VIII

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article IX

Except as may be expressly provided in these Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.